Exhibit 10.2
FORM OF
ADMINISTRATION AGREEMENT
This ADMINISTRATION AGREEMENT (this “Agreement”) made as of [•], 2024 by and between Willow Tree Capital Corporation, a Maryland corporation (the “Company”), and Willow Tree Credit Partners, LP, a Delaware limited partnership (the “Administrator”).
WITNESSETH:
WHEREAS, the Company is a newly organized closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and
WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:
1.        Duties of the Administrator.
(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.
(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping, and record keeping services at such office facilities, and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports to its shareholders, as well as reports and other materials required to be filed with the Securities and Exchange Commission (the “SEC”). At the Company’s request, the Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to offer such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to shareholders of the Company, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.
2.        Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by any applicable statutes, rules and regulations, including without limitation, the 1940 Act, will maintain and keep such books, accounts and records in accordance with such statutes, rules and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement. The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.
3.         Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information of natural persons pursuant to Regulation S-P of the SEC, shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
4.         Compensation; Allocation of Costs and Expenses.
(a) In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including the costs and expenses charged by any sub-administrator that may be retained by the Administrator to provide services to the Company or on the Administrator’s behalf. Specifically, the reimbursements made by the Company to the Administrator shall include, but not be limited to:
(i) the allocable portion of the Administrator’s rent for the Company’s General Counsel, Chief Compliance Officer, Chief Financial Officer, and their respective staffs;
(ii) the allocable portion of the cost of the Company’s General Counsel, Chief Compliance Officer, Chief Financial Officer and their respective staffs;
(iii) costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statement, registration statement amendments, prospectus supplements, proxy statements and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications; and
(iv) all fees, costs and expenses associated with the engagement of a Sub-Administrator.
(b) The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Company’s investment management (the “Investment Manager”), pursuant to that certain Investment Management Agreement, dated as of [•], 2024, by and between the Company and the

Investment Manager. Costs and expenses to be borne by the Company include, but are not limited to, those relating to: direct and indirect costs and expenses incurred by the Investment Manager for office space rental, office equipment, utilities and other non-compensation related overhead allocable to performance of investment advisory services by the Investment Manager, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company’s investments and disposing of investments, serving as directors and officers of portfolio companies, providing managerial assistance to portfolio companies ,enforcing the Company’s rights in respect of its investments and disposing of investments (including, without limitation, the fees and expenses of outside counsel, accountants, consultants, experts and other third party service providers), valuation, pricing and monitoring services, research expenses (including market data, research analytics and news feeds), rating expenses, origination fees, loan servicing, loan administration, due diligence expenses, investment banking and finders’ fees, appraisal fees, clearing and settlement charges, brokerage fees, custodial fees, stamp and transfer taxes, hedging costs, travel expenses, broken deal expenses and expenses associated with developing, licensing implementing, maintaining or upgrading the web portal, website, extranet tools, computer software (including accounting, investor tracking, investor reporting, ledger systems, financial management and cybersecurity) or other administrative or reporting tools (including subscription-based services) for the benefit of the Company; the Company’s organization and offering expenses; expenses incurred in valuing the Company’s assets and computing the Company’s net asset value (including the cost and expenses of any independent valuation firm); fees and expenses incurred by the Administrator or payable to third parties, including agents, consultants or other advisers, or affiliates of the Investment Manager in connection with monitoring financial, legal, regulatory, and compliance affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments and in providing administrative services; interest and any other amounts (including without limitation commitment fees, principal payments, outside counsel fees and agent fees) payable on debt, if any, incurred to finance the Company’s investments and other fees and expenses related to the Company’s borrowings; expenses related to unsuccessful portfolio acquisition efforts; offerings of the Company’s common stock and other securities (including underwriting, placement agent and similar fees and commissions); investment advisory fees; third party investor hosting and similar platforms and service providers; administration fees; transfer agent and custodial fees and expenses; federal and state registration fees; all costs of registration and listing the Company’s securities on any securities exchange; foreign, U.S. federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to shareholders, including printing costs; costs associated with individual or group shareholders; the Company’s allocable portion of any fidelity bond, directors’ and officers’ errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third-party investors hosting and similar platforms and service providers, and outside legal costs; expenses associated with shareholder or board meeting meetings; costs of operating any subsidiaries; any indemnification amounts owed by the Company; costs and expenses incurred under any litigation, threatened litigation or governmental regulatory inquiry, involving the Company, its investment or operating activities (including, without limitation, attorneys’ fees, any judgments, settlements or other amounts paid in connection therewith) and all other extraordinary expenses; and all other expenses incurred by or allocable to the Company, whether paid by the Company, or the Investment Manager, or the Administrator in connection with administering the Company’s business (including without limitation outside counsel, third party valuation, accounting, audit, tax planning, and tax return preparation) and other out-of-pocket expenses and fees), such as the allocable portion of overhead under this Agreement, including rent and the allocable portion of the cost of the Company’s General Counsel, Chief Compliance Officer and Chief Financial Officer and their respective staffs.
5.         Limitation of Liability of the Administrator; Indemnification. The Administrator, its affiliates and their respective directors, officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the

Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its shareholders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
6.         Activities of the Administrator. The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Administrator and its affiliates, as trustees, directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Company as officers, directors, shareholders or otherwise.
7.         Duration and Termination of this Agreement.
(a) This Agreement shall continue in effect for two years from the date hereof and thereafter continue automatically for successive annual periods, but only so long as such continuance is specifically approved at least annually by (i) the Board and (ii) a majority of those members of the Board who are not parties to this Agreement or “interested persons” (as defined by Section 2(a)(19) of the 1940 Act) of any such party.
(b) This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Company’s Board, or by the Administrator, upon 60 days’ written notice to the other party.
(c) This Agreement may not be assigned by a party without the consent of the other party.  The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.
8.         Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties hereto.
9.         Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, if any. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.
10.         Notices.         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.
12.         Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this

Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
13.         Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

WILLOW TREE CAPITAL CORPORATION

/s/
By: Timothy Lower
Title: Chief Executive Officer

WILLOW TREE CREDIT PARTNERS, LP

BY: Willow Tree Credit Partners GP, LLC, its Managing Member

/s/
By: Timothy Lower
Title: Authorized Person